Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW YORK REIT ANNOUNCES APPOINTMENT OF HOWARD A. GOLDBERG
TO BOARD OF DIRECTORS

NEW YORK, NY, March 9, 2017 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT) today announced the appointment of Howard A. Goldberg to the Company’s Board of Directors (the “Board”), effective March 8, 2017. The appointment of Mr. Goldberg is pursuant to the previously announced settlement agreement entered into by the Company with Michael L. Ashner, Steven Witkoff, and their jointly owned entity, WW Investors LLC ("WW Investors") on October 24, 2016. Mr. Goldberg was recommended by WW Investors, and his appointment was unanimously approved by the Board. With the appointment of Mr. Goldberg, the NYRT Board comprises nine directors, seven of whom are independent.

Mr. Goldberg has been a private investor in both real estate and start-up companies and has provided consulting services to start-up companies since 1999. Mr. Goldberg’s real estate experience includes serving as a member of the board of directors and the audit committees of Shelbourne Properties I, II and III, three affiliated real estate investment trusts, from August 2002 until their liquidation in April 2004. In addition, he served as a member of the board of trustees of Winthrop Realty Trust (“Winthrop”), a publicly-traded real estate investment trust, from December 2003 to August 5, 2016 when Winthrop’s assets were transferred to Winthrop Realty Liquidating Trust. Mr. Goldberg currently serves as a trustee for Winthrop Realty Liquidating Trust.

“We are pleased to welcome Howard to the NYRT Board,” said Randolph C. Read, Chairman of the Board of Directors of NYRT. “Howard’s nearly two decades of senior executive, legal and real estate industry experience, including oversight of two liquidation processes, aligns exceptionally well with the Board’s priorities. We look forward to benefitting from his contributions as we continue to execute the plan of liquidation.”

“I am pleased to join the NYRT Board at this important juncture for the Company,” said Mr. Goldberg. “I look forward to leveraging my insight and experience to support the Board in executing the plan of liquidation to maximize value for stockholders.”

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT’s latest Annual Report on Form 10-K for year ended December 31, 2016, filed with the SEC on March 1, 2017, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:	Investor Relations:
Jonathan Keehner	Wendy Silverstein, Chief Executive Officer
Mahmoud Siddig	New York REIT, Inc.
Joele Frank, Wilkinson Brimmer Katcher	wsilverstein@winthropcapital.com
jkeehner@joelefrank.com	(212) 672-4725
msiddig@joelefrank.com
(212) 355-4449	Carolyn Tiffany
Winthrop REIT Advisors, LLC
ctiffany@winthropcapital.com
(617) 570-4606